EXHIBIT 99.1

Varonis Announces Fourth Quarter 2025 and Full-Year 2025 Financial Results

Annual recurring revenues increased 16% year-over-year
SaaS ARR, excluding conversions increased 32% year-over-year
SaaS ARR as a percentage of total ARR was approximately 86%
Year-to-date cash from operations generated $147.4 million vs. $115.2 million last year
Year-to-date free cash flow generated $131.9 million vs. $108.5 million last year

MIAMI, Feb. 03, 2026 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), the leader in data security, today announced financial results for the fourth quarter and full-year ended December 31, 2025.

Yaki Faitelson, Varonis CEO, said, “We are excited by the performance of our SaaS business, which saw ARR growth of 32%, excluding conversions, and is being driven by the automated value proposition we deliver to our customers. We look forward to continuing our momentum and ending 2026 as a fully SaaS company, which will unlock many more benefits as we capture our growing market opportunity. We continue to believe in the path to achieving our 2027 financial targets.”

Guy Melamed, Varonis CFO & COO, added, “Our fourth quarter performance showed strong momentum in our SaaS business from both new and existing SaaS customers as well as a meaningful growth in self-hosted customers converting to SaaS. We ended this quarter with SaaS ARR of $638.5 million or 86% of total ARR, and successfully converted approximately one-third of our remaining self-hosted customers to SaaS.”

Financial Summary for the Fourth Quarter Ended December 31, 2025

  Total revenues were $173.4 million, compared with $158.5 million in the fourth quarter of 2024.
  SaaS revenues were $142.3 million, compared with $72.2 million in the fourth quarter of 2024.
  Term license subscription revenues were $21.0 million, compared with $66.8 million in the fourth quarter of 2024, with the vast majority of the decline driven by customers converting to our SaaS platform.
  Maintenance and services revenues were $10.1 million, compared with $19.5 million in the fourth quarter of 2024, with the vast majority of the decline driven by customers converting to our SaaS platform.
  GAAP operating loss was ($30.3) million, compared to GAAP operating loss of ($17.6) million in the fourth quarter of 2024.
  Non-GAAP operating income was $4.6 million, compared to non-GAAP operating income of $15.3 million in the fourth quarter of 2024.

Financial Summary for the Year Ended December 31, 2025

  Total revenues were $623.5 million, compared with $551.0 million in 2024.
  SaaS revenues were $462.6 million, compared with $208.8 million in 2024.
  Term license subscription revenues were $109.6 million, compared with $254.2 million in 2024, with the vast majority of the decline driven by customers converting to our SaaS platform.
  Maintenance and services revenues were $51.3 million, compared with $87.9 million in 2024, with the vast majority of the decline driven by customers converting to our SaaS platform.
  GAAP operating loss was ($146.5) million, compared to GAAP operating loss of ($117.7) million in 2024.
  Non-GAAP operating loss was ($3.6) million, compared to non-GAAP operating income of $15.9 million in 2024.

The tables at the end of this press release include a reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss) and GAAP net income (loss) to non-GAAP net income (loss) for the three and twelve months ended months ended December 31, 2025 and 2024. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  Annual recurring revenues, or ARR, was $745.4 million as of the end of the fourth quarter, up 16% year-over-year.
  SaaS ARR, was $638.5 million as of the end of the fourth quarter, up 88% year-over-year or up 32% year-over-year excluding conversions.
  As of December 31, 2025, the Company had $1.1 billion in cash and cash equivalents, short-term deposits and short-term and long-term marketable securities.
  During the twelve months ended December 31, 2025, the Company generated $147.4 million of cash from operations, compared to $115.2 million generated in the prior year period.
  During the twelve months ended December 31, 2025, the Company generated $131.9 million of free cash flow, compared to $108.5 million generated in the prior year period.
  Entered into agreement to acquire AllTrue.ai, Inc, an AI security company that provides visibility and control across the AI lifecycle and strengthens Varonis’ ability to help customers safely adopt AI.
  Announced integration with AWS Security Hub to provide security teams with advanced visibility, automated fixes, and proactive threat detection.
  Launched Microsoft Purview DSPM integration to help organizations see and understand their critical data across third-party platforms alongside their Microsoft data.
  Recognized as a finalist for the 2025 Microsoft Partner of the Year Award in the Marketplace category.

An explanation of SaaS ARR and ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators." In addition, the tables at the end of this press release include a reconciliation of net cash provided by operating activities to non-GAAP free cash flow. An explanation of this measure is also included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook

For the first quarter of 2026, the Company expects:

  SaaS ARR year-over-year growth of 27% to 28%, excluding conversions.
  Revenues of $164.0 million to $166.0 million, or year-over-year growth of 20% to 22%.
  Non-GAAP operating loss of ($11.0) million to ($10.0) million.
  Non-GAAP net loss per basic and diluted share in the range of ($0.06) to ($0.05), based on 118.0 million basic and diluted shares outstanding.

For full year 2026, the Company expects:

  SaaS ARR of $805.0 million to $840.0 million, or year-over-year growth of 26% to 32%.
  SaaS ARR year-over-year growth of 18% to 20%, excluding conversions.
  Free cash flow of $100.0 million to $105.0 million.
  Revenues of $722.0 million to $730.0 million, or year-over-year growth of 16% to 17%.
  Non-GAAP operating income of $0.0 to $4.0 million.
  Non-GAAP net income per diluted share in the range of $0.06 to $0.10, based on 134.2 million diluted shares outstanding.

Actual results may differ materially from the Company’s Financial Outlook as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call and Webcast
Varonis will host a conference call today, Tuesday, February 3, 2026, at 4:30 p.m. Eastern Time, to discuss the Company's fourth quarter 2025 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13757870. A replay of this conference call will be available through February 10, 2026 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13757870. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators
Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

Non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, and (iii) amortization of acquired intangible assets and acquisition-related expenses.

Non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets and acquisition-related expenses, (iv) foreign exchange gains (losses) which include exchange rate differences on lease contracts as a result of the implementation of ASC 842, (v) amortization of debt issuance costs and (vi) acquisition-related taxes.

The Company believes that the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period and offers investors and management greater visibility to the underlying performance of our business. Specifically:

  Stock-based compensation expenses utilize varying available valuation methodologies, subjective assumptions and a variety of equity instruments that can impact a company's non-cash expenses;
  Payroll taxes are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, factors which may vary from period to period;
  Acquired intangible assets are valued at the time of acquisition and are amortized over an estimated useful life after the acquisition, and acquisition-related expenses are unrelated to current operations and neither are comparable to the prior period nor predictive of future results;
  The Company incurs foreign exchange gains or losses from the revaluation of its significant operating lease liabilities in foreign currencies as well as other assets and liabilities denominated in non-U.S. dollars, which may vary from period to period;
  Amortization of debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020 and 2024, are a non-cash item; and
  Acquisition-related taxes are unrelated to current operations and neither are comparable to the prior period nor predictive of future results.

Free cash flow is calculated as net cash provided by or used in operating activities less purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash provided by or used in our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Also, the amortization of intangible assets are expected recurring expenses over the estimated useful life of the underlying intangible asset and acquisition-related expenses will be incurred to the extent acquisitions are made in the future and acquisition-related taxes may be incurred to the extent acquisitions are made in the future. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt issuance costs are expected recurring expenses until the maturity of the convertible senior notes in 2029.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our historical non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation for non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flow referred to in our “Financial Outlook” is not provided because we do not guide on their most directly comparable GAAP financial measures. As these are forward-looking statements, such reconciliation is not available without unreasonable effort due to the high variability, complexity, uncertainty and difficulty of estimating certain items such as stock-based compensation and currency fluctuations, which have an impact on our consolidated results. The actual amounts of such reconciling items will have a significant impact on the Company’s most directly comparable GAAP financial measures. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

SaaS ARR is a key performance indicator defined as the annualized value of active SaaS contracts in effect at the end of that period. Similarly, SaaS ARR excluding conversions is the annualized value of active SaaS contracts excluding the impact of conversions. ARR is a key performance indicator defined as the annualized value of active SaaS contracts, term-based subscription license contracts, and maintenance contracts in effect at the end of that period. The contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of such contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. SaaS ARR and ARR are not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in Varonis’ addressable market; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; risks associated with international operations; the impact of global conflicts on the budgets of our clients and on economic conditions generally; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; Varonis’ ability to provide high-quality service and support offerings; the expansion of cloud-delivered services; and risks associated with our convertible notes and capped-call transactions. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis (Nasdaq: VRNS) is the leader in data security, fighting a different battle than conventional cybersecurity companies. Our cloud-native Data Security Platform continuously discovers and classifies critical data, removes exposures, and detects advanced threats with AI-powered automation.

Thousands of organizations worldwide trust Varonis to defend their data wherever it lives — across SaaS, IaaS, and hybrid cloud environments. Customers use Varonis to automate a wide range of security outcomes, including data security posture management (DSPM), data classification, data access governance (DAG), data detection and response (DDR), data loss prevention (DLP), database activity monitoring (DAM), identity protection, email security, and AI security.

Varonis protects data first, not last. Learn more at www.varonis.com.

Investor Relations Contact:
Tim Perz
Varonis Systems, Inc.
646-640-2112
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 1598)
pr@varonis.com

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	Unaudited		Unaudited
Revenues:
SaaS	$142,316	$72,206	$462,595	$208,781
Term license subscriptions	20,961	66,781	109,635	254,241
Maintenance and services	10,092	19,527	51,302	87,928
Total revenues	173,369	158,514	623,532	550,950

Cost of revenues	36,558	26,055	131,974	93,847

Gross profit	136,811	132,459	491,558	457,103

Operating expenses:
Research and development	64,620	50,546	237,814	196,765
Sales and marketing	77,976	76,123	301,342	288,769
General and administrative	24,477	23,342	98,916	89,220
Total operating expenses	167,073	150,011	638,072	574,754

Operating loss	(30,262)	(17,552)	(146,514)	(117,651)
Financial income, net	5,470	7,605	30,194	34,644

Loss before income taxes	(24,792)	(9,947)	(116,320)	(83,007)
Income taxes	(2,983)	(3,047)	(13,004)	(12,758)

Net loss	$(27,775)	$(12,994)	$(129,324)	$(95,765)

Net loss per share of common stock, basic and diluted	$(0.24)	$(0.12)	$(1.13)	$(0.86)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	117,854,805	112,488,376	114,413,076	111,660,541

Stock-based compensation expense for the three and twelve months ended months ended December 31, 2025 and 2024 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	Unaudited		Unaudited
Cost of revenues	$1,407	$1,175	$5,924	$5,192
Research and development	11,272	10,709	44,370	41,766
Sales and marketing	9,784	10,509	39,411	41,494
General and administrative	10,115	10,176	40,537	38,230
	$32,578	$32,569	$130,242	$126,682

Payroll tax expense related to stock-based compensation for the three and twelve months ended months ended December 31, 2025 and 2024 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	Unaudited		Unaudited
Cost of revenues	$5	$6	$535	$637
Research and development	44	38	592	604
Sales and marketing	115	146	2,293	3,196
General and administrative	12	16	560	1,181
	$176	$206	$3,980	$5,618

Amortization of acquired intangibles and acquisition-related expenses for the three and twelve months ended months ended December 31, 2025 and 2024 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	Unaudited		Unaudited
Cost of revenues	$461	$119	$937	$1,263
Research and development	1,442	—	5,495	—
Sales and marketing	85	—	116	—
General and administrative	73	—	2,098	—
	$2,061	$119	$8,646	$1,263

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)
	December 31, 2025	December 31, 2024
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$202,482	$185,585
Marketable securities	681,225	343,383
Short-term deposits	37,259	39,450
Trade receivables, net	242,822	192,832
Prepaid expenses and other short-term assets	134,767	116,824
Total current assets	1,298,555	878,074
Long-term assets:
Long-term marketable securities	187,202	658,896
Operating lease right-of-use assets	57,677	45,593
Property and equipment, net	36,032	30,795
Intangible assets, net	16,687	—
Goodwill	135,276	23,135
Other assets	60,183	27,782
Total long-term assets	493,057	786,201
Total assets	$1,791,612	$1,664,275

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$5,735	$4,313
Accrued expenses and other short-term liabilities	225,411	164,930
Convertible senior notes, net	—	250,529
Deferred revenues	427,811	290,113
Total current liabilities	658,957	709,885
Long-term liabilities:
Convertible senior notes, net	452,259	450,243
Operating lease liabilities	59,749	42,789
Deferred revenues	14,406	2,211
Other liabilities	7,585	3,491
Total long-term liabilities	533,999	498,734

Stockholders’ equity:
Share capital
Common stock	118	113
Accumulated other comprehensive income	23,132	2,676
Additional paid-in capital	1,444,885	1,193,022
Accumulated deficit	(869,479)	(740,155)
Total stockholders’ equity	598,656	455,656
Total liabilities and stockholders’ equity	$1,791,612	$1,664,275

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	Twelve Months Ended December 31,
	2025	2024
	Unaudited
Cash flows from operating activities:
Net loss	$(129,324)	$(95,765)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,309	11,126
Stock-based compensation	130,242	126,682
Amortization of deferred commissions	51,920	54,392
Non-cash operating lease costs	10,059	9,526
Amortization of debt issuance costs	2,976	2,144
Amortization of premium and accretion of discount on marketable securities, net	2,267	(12,690)
Income from options to repurchase common stock	(253)	—
Acquired in-process research and development	—	6,653

Changes in assets and liabilities:
Trade receivables	(52,554)	(23,716)
Prepaid expenses and other short-term assets	7,256	(35,332)
Deferred commissions	(90,866)	(59,820)
Other long-term assets	(1,134)	347
Trade payables	1,229	3,641
Accrued expenses and other short-term liabilities	52,826	17,317
Deferred revenues	148,074	110,389
Other long-term liabilities	2,404	306
Net cash provided by operating activities	147,431	115,200

Cash flows from investing activities:
Proceeds from maturities of marketable securities	364,955	308,840
Proceeds from sales of marketable securities	—	111,552
Investment in marketable securities	(229,446)	(949,841)
Proceeds from short-term and long-term deposits	253,268	34,795
Investment in short-term and long-term deposits	(250,579)	(24,254)
Acquisitions, net of cash acquired	(123,514)	—
Purchases of property and equipment	(12,628)	(6,694)
Capitalized internal-use software	(2,893)	—
Purchase of in-process research and development	—	(6,653)
Net cash used in investing activities	(837)	(532,255)

Cash flows from financing activities:
Repurchase of common stock	(115,000)	—
Repayment of convertible senior notes	(137)	—
Proceeds from employee stock plans	14,349	16,082
Taxes paid related to net share settlement of equity awards	(29,162)	(38,295)
Proceeds from options to repurchase common stock	253	—
Proceeds from issuance of convertible senior notes, net of issuance costs	—	449,635
Purchases of capped calls	—	(55,522)
Net cash provided by (used in) financing activities	(129,697)	371,900
Increase (decrease) in cash and cash equivalents	16,897	(45,155)
Cash and cash equivalents at beginning of period	185,585	230,740
Cash and cash equivalents at end of period	$202,482	$185,585

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	Unaudited		Unaudited
Reconciliation to non-GAAP operating income (loss):

GAAP operating loss	$(30,262)	$(17,552)	$(146,514)	$(117,651)

Add back:
Stock-based compensation expense	32,578	32,569	130,242	126,682
Payroll tax expenses related to stock-based compensation	176	206	3,980	5,618
Amortization of acquired intangible assets and acquisition-related expenses	2,061	119	8,646	1,263
Non-GAAP operating income (loss)	$4,553	$15,342	$(3,646)	$15,912

Reconciliation to non-GAAP net income:

GAAP net loss	$(27,775)	$(12,994)	$(129,324)	$(95,765)

Add back:
Stock-based compensation expense	32,578	32,569	130,242	126,682
Payroll tax expenses related to stock-based compensation	176	206	3,980	5,618
Amortization of acquired intangible assets and acquisition-related expenses	2,061	119	8,646	1,263
Foreign exchange rate differences, net	3,597	3,129	7,147	827
Amortization of debt issuance costs	505	880	2,976	2,144
Acquisition-related taxes	—	—	391	—
Non-GAAP net income	$11,142	$23,909	$24,058	$40,769

GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	117,854,805	112,488,376	114,413,076	111,660,541
Non-GAAP weighted average number of shares used in computing net income per share of common stock - basic	117,854,805	112,488,376	114,413,076	111,660,541
Non-GAAP weighted average number of shares used in computing net income per share of common stock - diluted	133,297,887	135,097,388	134,795,155	130,278,825

GAAP net loss per share of common stock - basic and diluted	$(0.24)	$(0.12)	$(1.13)	$(0.86)
Non-GAAP net income per share of common stock - basic	$0.09	$0.21	$0.21	$0.37
Non-GAAP net income per share of common stock - diluted	$0.08	$0.18	$0.18	$0.31

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands)

	Twelve Months Ended December 31,
	2025	2024
	Unaudited
Reconciliation to non-GAAP free cash flow:
Net cash provided by operating activities	$147,431	$115,200
Purchases of property and equipment	(12,628)	(6,694)
Capitalized internal-use software	(2,893)	—
Free cash flow	$131,910	$108,506